UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 25, 2008 (January 18, 2008)

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50917	98-0509431
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

13/F, Shenzhen Special Zone Press Tower, Shennan Road Futian, Shenzhen, China, 518034
(Address of Principal Executive Offices)

(86) 755-83510888
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 18, 2008, China Security & Surveillance Technology, Inc. (the “Company”) and China Security & Surveillance Technology (PRC), Inc., a corporation incorporated under the laws of the People’s Republic of China (the “PRC”) and a wholly-owned subsidiary of the Company (“CSST PRC”), entered into an Exclusive Cooperation Agreement (the “Agreement”) with Beijing DM Security & Technology Co., Ltd., a corporation incorporated in the People’s Republic of China which is engaged in the business of designing, developing and selling security and surveillance products (“DM”), pursuant to which the parties have agreed, among other things, that CSST PRC  will provide various services to DM, including training services, provision of technology licenses, equipment, consultations and other related services.  DM will subcontract all its business to CSST PRC or its designees to the extent permitted by the PRC laws and regulations at no less than 80% of the face value of the contract.  DM agrees to add CSST PRC’s name into its market materials and any of its marketing and business development activities will be conducted either in the name of both DM and CSST PRC or through a joint venture established by the parties.  In addition, the Company and CSST PRC have agreed to pay RMB20 million (approximately $2.67 million) and $2,823,706 worth of the Company’s common stock (136,378 shares, valued at $20.705/share based on the 20-day average closing price of the Company’s stock prior to the signing of the Agreement), which will be issued to DM’s designees within 90 days after the signing of the Agreement.  The term of the Agreement is 20 years which is automatically renewable for another 20 years unless terminated by CSST PRC.

The description of the Agreement in this current report is a summary only and is qualified in its entirety by the terms of the Agreement. A copy of the Agreement is attached hereto as an exhibit 10.1 and is hereby incorporated by reference.

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES

The information pertaining to the Company’s shares of common stock in Item 1.01 is incorporated herein by reference in its entirety. The shares of the Company’s common stock issuable to DM under the Agreement have not been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits.

10.1	English Translation of the Exclusive Cooperation Agreement, dated January 18, 2008, among the Company, CSST PRC and DM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SECURITY & SURVEILLANCE TECHNOLOGY, INC.

Date: January 25, 2008	By:	/s/ Guoshen Tu
Guoshen Tu
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	English Translation of the Exclusive Cooperation Agreement, dated January 18, 2008, among the Company, CSST PRC and DM.